    As filed with the Securities and Exchange Commission on October 17, 1997.
                                                 Registration No. 333-__________
================================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933
                             ____________________

                                  TOPRO, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


                   Colorado                                 84-1042227
     ---------------------------------                     -------------
       (State or other jurisdiction                        (IRS Employer
     of incorporation or organization)                      I.D. Number)



                           2525 West Evans Avenue
                            Denver, Colorado 80219
        ------------------------------------------------------------
        (Address of Principal Executive Offices, Including Zip Code)

                TOPRO, INC. 1992 INCENTIVE STOCK OPTION PLAN
             TOPRO, INC. 1997 STOCK OPTION AND STOCK BONUS PLAN
             --------------------------------------------------
                         (Full title of the plans)

                          John Jenkins, President
                                Topro, Inc.
                            2525 E. Evans Avenue
                           Denver, Colorado 80219
                               (303) 935-1221
         ---------------------------------------------------------
         (Name, address and telephone number of agent for service)

                           CALCULATION OF REGISTRATION FEE

=================================================================================================================


 Title of securities        Amount to          Proposed maximum          Proposed maximum           Amount of
 to be registered         be registered     offering price per unit  aggregate offering price    registration fee
-----------------------------------------------------------------------------------------------------------------
 Common Stock          2,240,000 shares (1)       $5.3125 (2)             $11,900,000.00            $3,606.06
=================================================================================================================

(1) There are also registered hereunder such indeterminate number of additional shares of Common Stock as may become subject to the Plans as a result of the anti-dilution provisions thereof.

(2) Estimated solely for the purpose of calculating the registration fee, based on the closing price reported by NASDAQ on October 13, 1997 (a day within five business days prior to the initial filing hereof) pursuant to Rule 457(c).

                                    PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION.

     The required Plan Information is included in documents being maintained and delivered by the Registrant as required by Rule 428 of the Securities Act of 1933, as amended (the "Securities Act").

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The Registrant shall provide to participants a written statement advising them of the availability, without charge, upon written or oral request, of documents incorporated by reference in Item 3 of Part II hereof and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act. The statement will include the address listing the title or department and telephone number to which the request is to be directed.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission by the Registrant are incorporated into this Registration Statement by this reference:

     a. Registrant's Annual Report on Form 10-KSB for the most recent fiscal year end;

     b. Current Report on Form 8-K dated December 31, 1996 filed with the Commission on January 15, 1997, as amended by Form 8-K/A No. 1 filed on February 7, 1997, Form 8-K/A No. 2 filed on February 13, 1997, Form 8-K/A No. 3 filed on February 28, 1997, Form 8-K/A No. 4 filed on March 5, 1997, which includes audited year end and unaudited interim financial statements of All-Control Systems, Inc., and pro forma financial information reflecting the Company's acquisition of this entity;

     c. All other reports filed pursuant to Section 13(a) or 15d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Registrant's mots recent fiscal year; and

     d. The description of the Common Stock contained in the Registrant's Registration Statement on Form 10 filed under the Exchange Act, SEC File No. 34-019167, on April 10, 1991, including the amendments to the Form 10 filed on July 1, 1991, September 5, 1991 and October 17, 1991.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all shares offered hereunder have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 4. DESCRIPTION OF SECURITIES.

     No description of the class of securities to be offered is required under this item because the class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 7-109-101 through 7-109-110 of the Colorado Business Corporation Act and Article 5.04 of the Company's Articles of Incorporation under certain circumstances provide for the indemnification of the Company's officers, directors and controlling persons against liabilities which they may incur in such capacities. A summarization of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to the Company's Articles of Incorporation and the relevant Section of the Colorado Business Corporation Act.

     The Company's Articles provide that the Company shall indemnify any officer, employee, agent or director against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or expense), incurred in a proceeding (including any civil, criminal or investigative proceeding) to which the person was a party by reason of such status. Such indemnity may be provided if the person's actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in the Company's best interest with respect to actions taken in the person's official capacity; (iii) were reasonably believed not to be opposed to the Company's best interest with respect to other actions; and (iv) with respect to any criminal action, the director had no reasonable grounds to believe the actions were unlawful. Unless the person is successful upon the merits in such an action, indemnification may generally be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the shareholders that the applicable standard of conduct was met by the director to be indemnified.

     A director, employee, agent, or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition, a corporation may indemnify or advance expenses to an officer, employee or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract.

     In addition to the foregoing, unless hereafter limited by the Company's Articles of Incorporation, a court, upon petition by an officer or director, may order the Company to indemnify such officer or director against liabilities arising in connection with any proceeding. A court may order the Company to provide such indemnification, whether or not the applicable standard of conduct described above was met by the officer or director. To order such indemnification the court must determine that the petitioner is fairly and reasonably entitled to such indemnification in light of the circumstances. With respect to liabilities arising as a result of proceedings on behalf of the Company, a court may only require that a petitioner be indemnified as to the reasonable expenses incurred.

     Colorado law authorizes the Company to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding, in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to the Company a written statement of his belief that he met the applicable standard of conduct required to permit such indemnification. The person seeking such expense advances must also provide the Company with a written agreement to repay such advances if it is determined the applicable standard of conduct was not met. A determination must also be made that the facts known to the Company would not preclude indemnification.

     The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses to directors which may be contained in the Company's Articles of Incorporation, Bylaws, resolutions of its shareholders or directors, or in a contract (except for insurance policies) shall be valid only to the extent such provisions are consistent with the Colorado statutes and any limitations upon indemnification set forth in the Articles of Incorporation.

     The statutory provision cited above also grants the power to the Company to purchase and maintain insurance policies which protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. No such policies providing protection against liabilities imposed under the securities laws have been obtained by the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8. EXHIBITS.

     The following is a complete list of exhibits filed as part of this Registration Statement, which exhibits are filed herewith or incorporated by reference herein.

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
  4.1      Restated Articles of Incorporation. (A)

  4.2      Amendment to Articles of Incorporation. (B)

  4.3      Bylaws. (C)

  4.4      Specimen form of the Company's Stock Certificate. (D)

  4.5      Topro, Inc. 1992 Incentive Stock Option Plan.  (E)

  4.6      Topro, Inc. 1997 Stock Option and Stock Bonus Plan.  (F)

  5.1 Opinion of Key & Mehringer, P.C. as to the legality of the securities registered hereby. Filed herewith.

 23.1      Consent of Key & Mehringer, P.C.  See Exhibit 5.1.

 23.2      Consent of Hein + Associates LLP.  Filed herewith.

 23.3      Consent of BDO Seidman, LLP.  Filed herewith.

------------

     (A) Incorporated by reference from the Company's Form 10-KSB for the fiscal year ended June 30, 1996.

     (B) Incorporated by reference from Exhibit 3.1 to the Company's Form 10-QSB for the quarter ended March 31, 1997.

     (C) Incorporated by reference from Exhibit 3.3 to Registration Statement on Form S-1, File No. 33-47159, effective June 17, 1992.

     (D) Incorporated by reference from Exhibit 3.4 to the Registrant's Registration Statement on Form S-1, File No. 33-47159, effective date June 17, 1992.

     (E) Incorporated by reference from Exhibit 10.7 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1993.

     (F) Incorporated by reference from Exhibit 10.23 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997.

Item 9. UNDERTAKINGS.

The undersigned small business issuer will:

     (a) (1) File, during any period in which offers or sales are made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in an amendment by those paragraphs is included in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on October 16, 1997.

                                            TOPRO, INC., Registrant


                                            By: /s/ John Jenkins
                                               --------------------------------
                                               John Jenkins, President and CEO


                                            By: /s/ Douglas H. Kelsall
                                               --------------------------------
                                               Douglas H. Kelsall, Principal
                                               Financial and Accounting Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                            TITLE                         DATE
---------                            -----                         ----


/s/ John Jenkins                President, Chief Executive    October 16, 1997
-----------------------------   Officer and Director
John Jenkins


/s/ H. Robert Gill              Director                      October 16, 1997
-----------------------------
H. Robert Gill


/s/ Robert L. Costello          Director                      October 16, 1997
-----------------------------
Robert L. Costello


/s/ Robert C. Pearson           Director                      October 16, 1997
-----------------------------
Robert C. Pearson